                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          The Liposome Company, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          --Enter Company Name Here--
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        [LOGO] THE
                               LIPOSOME
                               COMPANY, INC.

                               EXPANDING THE HORIZONS OF
                               BIOTECHNOLOGY(R)

                                                                   April 3, 1996

TO: All Stockholders

  You are cordially invited to attend the 1996 Annual Meeting of the Stockholders of The Liposome Company, Inc., which will be held at The Holiday Inn, 1053 Route #1, Princeton, New Jersey 08540, on May 9, 1996, at 10:00 a.m. Information about the Annual Meeting, including a listing and discussion of the various matters on which the stockholders will act, may be found in the enclosed formal Notice of Annual Meeting of Stockholders and Proxy Statement. The Company's Annual Report for the fiscal year ending December 31, 1995 is also included.

  At the Annual Meeting you will be asked to (1) elect the members of the Board of Directors, (2) approve The Liposome Company 1996 Equity Incentive Plan; (3) approve amendments to increase the number of shares available under the 1991 Directors' Nonqualified Stock Option Plan, and to amend the formula for annual option awards under that plan, and (4) ratify the appointment of Coopers & Lybrand as the Company's auditors.

  As The Liposome Company completes its transition from a research and development company to a fully integrated pharmaceutical company, it is important that our incentive programs provide the flexibility to adapt to changing needs. Although our current employee and non-employee stock option plans have functioned well, we are proposing to discontinue both of these plans and replace them with the 1996 Equity Incentive Plan. The new plan will enable us to provide other forms of incentives as well as stock options when needed to attract and retain high caliber personnel. The Board of Directors will have the ability under the new plan to consider a number of alternatives and to implement those that will best serve the Company's objectives. At the same time, we need to expand the grants available under the 1991 Directors' Nonqualified Stock Option Plan in order to take account of the Company's growth since 1991 and to provide rewards to directors that are comparable to those offered by other companies at our stage of development. We hope that you will recognize the importance of these proposals and will vote "yes" on all of them.

  We plan to give a slide presentation at the Annual Meeting highlighting the Company's recent progress and our future plans. Upon adjournment of the meeting, the directors and officers of the Company will be available to confer informally with stockholders.

  We hope that you will be able to attend the meeting. Whether or not you plan to attend, please sign, date and return your proxy promptly in the envelope provided.

                                          Sincerely,

                                      /s/ Charles A. Baker

                                          CHARLES A. BAKER
                                          Chairman, President and Chief
                                           Executive Officer

                           THE LIPOSOME COMPANY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1996

- --------------------------------------------------------------------------------

  The Annual Meeting of Stockholders of The Liposome Company, Inc. (the "Company") will be held at the Holiday Inn, 1053 Route #1, Princeton, New Jersey 08540, on May 9, 1996, at 10:00 a.m. for the following purposes:

  (i)   To elect nine Directors to serve during the ensuing year;

  (ii)  To approve The Liposome Company 1996 Equity Incentive Plan;

  (iii) To amend the 1991 Directors' Nonqualified Stock Option Plan to provide for annual grants to continuing non-employee Board members of 10,000 shares and to increase the number of shares authorized to be granted under the plan by 225,000 to 550,000;

  (iv) To ratify the appointment by the Board of Directors of Coopers & Lybrand as the Company's auditors for the fiscal year 1996; and

  (v) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on March 26, 1996, as the record date for determining the stockholders entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof.

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. STOCKHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING CANNOT BE TRANSACTED UNLESS AT LEAST A MAJORITY OF THE OUTSTANDING SHARES ARE REPRESENTED AT THE MEETING.

                                          By Order of the Board of Directors

                                      /s/ Carol J. Gillespie

                                          CAROL J. GILLESPIE
                                          Secretary
Princeton, New Jersey
April 3, 1996

                           THE LIPOSOME COMPANY, INC.

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 1996
                             ---------------------

                              GENERAL INFORMATION

  This Proxy Statement is being sent by the Board of Directors of The Liposome Company, Inc. (the "Company") to solicit proxies for the ANNUAL MEETING OF STOCKHOLDERS to be held on May 9, 1996.

  Each proxy will be voted as specified by the stockholder. Any duly executed proxy not specifying the contrary will be voted FOR (i) the nine Directors nominated for election at the meeting, (ii) the proposal to approve The Liposome Company 1996 Equity Incentive Plan; (iii) the proposal to amend the 1991 Directors Nonqualified Stock Option Plan to increase the number of shares of Common Stock issuable under the plan by 225,000 to a total of 550,000 shares, and to provide that the annual grants to continuing members of the Board of Directors will be 10,000 shares; and (iv) the ratification of Coopers & Lybrand as the Company's auditors for the fiscal year 1996. A stockholder giving a proxy may revoke it by written notice to the Secretary of the Company that is received at any time before it is voted. The address of the Company is One Research Way, Princeton Forrestal Center, Princeton, New Jersey 08540.

At the close of business on March 26, 1996, the record date for the Annual Meeting, there were outstanding and entitled to vote 32,958,771 shares of Common Stock. Each share of Common Stock entitles the holder to one vote. Pursuant to Delaware General Corporation Law, only votes cast "FOR" a matter constitute affirmative votes. Votes "WITHHELD" or abstaining from voting on a particular matter and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Votes "WITHHELD" or abstaining from voting on a particular matter, because they are not cast "FOR" the particular proposal, will have the same effect as negative votes or votes cast "AGAINST" a particular matter, but broker non-votes will have no effect on any of the proposals

  The holders of a majority of the issued and outstanding stock of the Company entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. To be elected, a director must receive a plurality of the votes of the issued and outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. Approval of Proposals
(ii), (iii) and (iv) will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Votes will be tabulated preliminarily by the Company's transfer agent, MidLantic National Bank. Inspectors of Election, appointed by the Board of Directors, will finally count and tabulate the votes and determine and announce the results.

  A copy of the Annual Report of the Company, including financial statements and a description of its operations for the fiscal year 1995, accompanies this Proxy Statement. Such report is not incorporated herein by reference.

Mailed to Stockholders
on or about April 3, 1996

PROPOSAL 1. ELECTION OF DIRECTORS.
- --------------------------------------------------------------------------------

  Nine Directors are to be elected at the Annual Meeting of Stockholders and will serve until their successors are elected. All are currently serving as Directors.

  It is intended that proxies received will be voted FOR the election of the nominees named below unless marked to the contrary. In the event any of these persons is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for substitute nominees designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute. Proxies cannot be voted for more than nine nominees. The Board of Directors believes that each of the persons named will be able and willing to serve as a nominee and, if elected, as a Director.

     NAME                               AGE POSITION WITH THE COMPANY
     ----                               --- -------------------------
Charles A. Baker(1)....................  63 Chairman of the Board, President,
                                            Chief Executive Officer and Director
James G. Andress(2)....................  57 Director
Morton Collins, Ph.D.(1)(2)............  60 Director
Stuart F. Feiner(1)(3).................  47 Director
Robert F. Hendrickson(3)...............  63 Director
Bengt Samuelsson, M.D..................  62 Director
Joseph T. Stewart, Jr..................  66 Director
Gerald Weissmann, M.D.(2)..............  65 Director
Horst Witzel, Dr.-Ing(3)...............  68 Director

- --------
(1)Executive Committee member
(2)Audit Committee member
(3)Compensation Committee member

NOMINEES FOR ELECTION AS DIRECTORS
- --------------------------------------------------------------------------------

  Charles A. Baker was named Chairman of the Board, President and Chief
Executive Officer of the Company in December 1989. Just prior to joining the Company he was a business development and licensing advisor to several small biotechnology companies. Mr. Baker has served in several capacities in senior management at Squibb Corporation (now Bristol-Myers Squibb Company), including the positions of Group Vice President, Squibb Corporation and President, Squibb International. He has also held various executive positions at Abbott
Laboratories and Pfizer Inc. Mr. Baker received an undergraduate degree from Swarthmore College and a J.D. degree from Columbia University. Mr. Baker also serves as a director of Regeneron Pharmaceuticals, Inc., a biotechnology company. He is a member of the Science Advisory Council of Rutgers University and a member of the Council of Visitors of the Marine Biological Laboratory,
Woods Hole, Massachusetts, a not-for-profit research organization.
- --------------------------------------------------------------------------------

  James G. Andress has been a director since his appointment in September 1990. Mr. Andress is the former Chairman of the Pharmaceuticals Group, Beecham Group, plc and the former President and Chief Operating Officer of Sterling Drug, Inc. From 1989 until 1995, he served as President, Co-Chief Executive Officer and Director of Information Resources, Inc., a decision support software and consumer packaged goods research company. Mr. Andress is a director of Genelabs Technologies, Inc., Genetics Institute, Inc., XOMA Corp. and NeoRx, Inc., which are all biotechnology companies. He also serves as a director of Sepracor,
Inc., a separations technology company, of O.P.T.I.O.N. Care, Inc., a home health care company, of Favorite Brands, a consumer packaged goods company, of Allstate Insurance Company, and of Walsch International, Inc., a prescription tracking service company.
- --------------------------------------------------------------------------------

  Morton Collins, Ph.D., has been a director since November, 1982. Dr. Collins has been a General Partner of DSV Partners III, a venture capital limited partnership, since 1981 and a General Partner of DSV Management, Ltd., since
1982. Since 1985, DSV Management, Ltd. has been a General Partner of DSV
Partners IV, a venture capital limited partnership. Dr. Collins served as interim Chairman of the Board and Chief Executive Officer of the Company from
June to December, 1989. He is also a director of Tandem Computers Inc., a computer company, of ThermoTrex Corporation, a laser and electro-optics company, and of Kopin Corporation, a manufacturing company.
- --------------------------------------------------------------------------------

  Stuart F. Feiner has been a director since February, 1984. Mr. Feiner has been Executive Vice President, General Counsel and Secretary of Inco Limited,
an international mining and metals company, since August 1993 and served as
Vice President, General Counsel and Secretary from April 1992 to August 1994.
Mr. Feiner was President of Inco Venture Capital Management, the venture capital unit of Inco Limited, from January 1984 to April 1992. Mr. Feiner is also a director of ImmunoGen, Inc., a biotechnology company.
- --------------------------------------------------------------------------------

  Robert F. Hendrickson has been a director of the Company since 1992. Mr. Hendrickson was Senior Vice President, Manufacturing and Technology for Merck & Co., Inc., a pharmaceutical company, from 1985 to 1990. Since 1990, Mr. Hendrickson has been a manufacturing consultant with a number of biotechnology and pharmaceutical companies among his clients. He is currently Chairman of the Board of Envirogen Inc., an environmental biotechnology company, a director of Cytogen, Inc, a biotechnology company, and a trustee of the Carrier Foundation.
- --------------------------------------------------------------------------------

  Bengt Samuelsson, Ph.D., has been a director of the Company since January,
1994. Dr. Samuelsson is Professor of Physiological Chemistry of the Karolinska Institutet in Stockholm, Sweden, a position which he has held since 1972. He was one of three recipients who shared the 1982 Nobel Prize in medicine for their work on prostaglandins, specifically the discovery of prostanoids and leukotrienes. In addition to the Nobel Prize, he has received a number of other prestigious awards. He has been a member of the Company's Cell Adhesion
Scientific Advisory Board since May, 1991. Dr. Samuelsson is Chairman of the
Nobel Foundation, a member of the Board of Directors of Pharmacia & Upjohn, a pharmaceutical company, and a member of the Board of Directors of
Handelsbanken, Stockholm, Sweden, a Swedish bank.
- --------------------------------------------------------------------------------

  Joseph T. Stewart, Jr., has been a director of the Company since January,
1995. Until 1989, he was associated for twenty-two years with Squibb
Corporation, where he held several positions of increasing responsibility, including most recently Senior Vice President, Corporate Affairs and previously Vice President, Finance and Planning. He also served as a member of the Board of Directors of Squibb Corporation. He is currently an executive consultant to Johnson & Johnson, a director of General American Investors Company, Inc., and a trustee of the Foundation of the University of Medicine and Dentistry of New Jersey. He is also a trustee of the New School for Social Research and is a member of the Council of Visitors of the Marine Biological Laboratory, Woods
Hole, Massachusetts, a not-for-profit research organization.
- --------------------------------------------------------------------------------

  Gerald Weissmann, M.D., has been a director of the Company since 1981. Dr. Weissmann has been a Professor of Medicine at the Division of Rheumatology of
the Department of Medicine at New York University Medical Center since 1973.
Dr. Weissmann is Chairman of the Company's Cell Adhesion Scientific Advisory
Board and the Company's Cancer Scientific Advisory Board. He is also on the
Board of Trustees of the Marine Biological Laboratory, Woods Hole,
Massachusetts, a not-for-profit research organization.
- --------------------------------------------------------------------------------

  Dr. Horst Witzel has been a director of the Company since July, 1990. Dr.
Witzel is the former Chairman of the Board of Executive Directors of Schering
AG, Berlin, Germany. After his retirement in 1989 he has served as a member of the Supervisory Board of Schering AG until May 1994. Dr. Witzel is a member of the Supervisory Board of Braun und Brunnen AG, Berlin and Dortmund, Germany. He
is a director of Cephalon, Inc., a neuroscience company, and Aastrom
Biosciences, Inc., a cellular therapy medical products company.
- --------------------------------------------------------------------------------

STOCK OWNERSHIP
- --------------------------------------------------------------------------------

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 22, 1996 by (i) each director and Named Executive Officer of the Company (as defined under the section entitled "Executive Compensation"), (ii) each stockholder known by the Company to own more than five percent of the outstanding Common Stock, and
(iii) all directors and executive officers, including the Named Executive Officers, as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the shares of Common Stock shown as being beneficially owned by them.

BENEFICIAL OWNER                              NUMBER OF SHARES PERCENT OF TOTAL
- ----------------                              ---------------- ----------------
Ardsley Advisory Partners(1).................    3,210,500           9.7%
 646 Steamboat Rd.
 Greenwich, CT 06830
Lynch & Mayer, Inc.(1).......................    1,759,500           5.3
 520 Madison Avenue
 New York, NY 10022
Fred Alger Management, Inc.(1)...............    1,539,000           4.7
 57 Maiden Lane
 New York, NY 10038
DSV Management, Ltd.(2)(3)...................       20,000             *
 221 Nassau Street
 Princeton, NJ 08542
Charles A. Baker(3)(4)(5)....................      585,999           1.8
James G. Andress(3)..........................       35,000             *
Morton Collins, Ph.D.(2)(3)..................       45,000             *
Stuart F. Feiner(3)..........................       17,000             *
Robert F. Hendrickson(3).....................       31,000             *
Bengt Samuelsson, M.D.(3)....................       22,333             *
Joseph T. Stewart, Jr.(3)....................        2,000             *
Gerald Weissmann, M.D.(6)....................       55,790             *
Horst Witzel, Dr.-Ing(3).....................       70,000             *
Edward G. Silverman(3)(5)....................      130,696             *
James A. Boyle, M.D., Ph.D.(3)(7)............       37,548             *
Brooks Boveroux(3)(5)(7).....................       59,326             *
Ralph del Campo(3)(5)(7).....................       22,697             *
All Directors and Executive Officers as a
 group (18 persons)(3)(5)(7).................    1,263,898           3.8

- --------
*Less than 1.0 percent

(1) Based on information filed with the SEC on Schedule 13G by the firms indicated for the year ended December 31, 1995. Mr. Philip J. Hempleman is a managing partner of Ardsley Advisory Partners and may be deemed to be the beneficial owner of the shares held by it. Mr. Fred M. Alger III is Chairman of Fred Alger Management, Inc. and may be deemed to be the beneficial owner of the shares held by it.
(2) Dr. Morton Collins served as interim Chairman of the Board and Chief Executive Officer of the Company from June to December, 1989. He was, and continues to serve as, a director of the Company. He is also a General Partner of DSV Management, Ltd. ("DSV") and may be deemed to be the beneficial owner of securities held by DSV by virtue of his power to vote shares held by it. Dr. Collins disclaims the beneficial ownership of the stock options exercisable for 20,000 shares held by DSV, although such options are shown on the above table as being beneficially owned by him.
(3) Includes shares of Common Stock issuable upon the exercise of outstanding options granted under the Company's stock option plans which are exercisable within 60 days after February 22, 1996, as follows: Mr. Baker, 483,000; Mr. Andress, 45,000; Dr. Collins, 20,000 (see note 2 above); Mr. Feiner, 17,000; Mr. Hendrickson, 33,000; Dr. Samuelsson, 22,333; Mr. Stewart, 2,000; Dr. Witzel, 70,000; Mr. Silverman, 117,036; Dr. Boyle, 36,200; Mr. Boveroux, 57,466; Mr. del Campo, 39,000; all officers and directors as a group (18 persons), 1,083,925.
(4) Includes 101,000 shares owned by the Baker Family Limited Partnership, of which Mr. Baker is the General Partner.
(5) Includes shares held by Chemical Bank as trustee of the Company's 401(k) plan as of September 30, 1995, in the following amounts: Mr. Baker, 1,999; Mr. Silverman, 1,660; Mr. Boveroux, 1,127; Mr. del Campo, 799; all officers and directors as a group (18 persons), 9,214.
(6) Dr. Gerald Weissmann, a Director of the Company, disclaims beneficial ownership of 5,790 shares held in trust for the estate of his father-in-law, for which Dr. Weissmann's wife serves as trustee.
(7) Includes shares of restricted stock granted on January 25, 1996, under The Liposome Company 1996 Equity Incentive Plan, subject to stockholder approval of that plan, in the following amounts: Dr. Boyle, 1,348; Mr. Boveroux, 733; Mr. del Campo, 898; all directors and officers as a group (18 persons), 6,969.

EXECUTIVE COMPENSATION
- --------------------------------------------------------------------------------
  The following table shows, for the fiscal years ended December 31, 1995, 1994, and 1993, the annual and long-term compensation paid by the Company to the Chief Executive Officer, and the four other most highly compensated individuals who served as officers (as that term is defined in Rule 16a-2(f) adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of the Company as of December 31, 1995 (these individuals, together with the Chief Executive Officer, are sometimes referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL         LONG-TERM COMPENSATION
                                COMPENSATION              AWARDS
                              ----------------- ---------------------------
                                                RESTRICTED    SECURITIES
                                                   STOCK      UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL        SALARY  BONUS(1) AWARD(S)(2)  STOCK OPTIONS  COMPENSATION(3)
     POSITION            YEAR    $        $          $      (NO. OF SHARES)        $
     ------------------  ----  ------  -------- ----------- --------------- ---------------
Charles A. Baker         1995 $321,847 $90,000        --         70,000         $ 4,500
 Chairman of the Board,  1994  295,000  65,000        --         40,000           3,810
 President and Chief     1993  280,000  20,000        --         25,000           4,280
 Executive Officer

Edward G. Silverman(4)   1995  225,000  30,000        --         37,500           4,500
 Executive Vice
  President,             1994  193,846     --         --         25,000           5,348
 Chief Operating Officer 1993  149,490     --         --         87,840           2,097

James A. Boyle, M.D,
 Ph.D.(5)                1995  225,394  30,000    $29,993        22,500          35,000
 Senior Vice President,  1994   97,689     --         --        181,000             --
 Medical and Regulatory
 Affairs

Brooks Boveroux(6)       1995  180,494  16,313     16,309         2,500           4,500
 Vice President,
 Finance &               1994  173,388     --         --          7,500           4,576
 Chief Financial Officer 1993   49,039     --         --        139,915             --

Ralph del Campo(7)       1995  172,745  20,000     19,869        17,500           4,500
 Vice President,         1994  132,635     --         --        105,000           3,616
 Manufacturing Operations

- --------
(1) Bonuses, all of which have been paid, are shown in the year earned.
(2) All restricted stock grants were made on January 25, 1996 under The Liposome Company 1996 Equity Incentive Plan, subject to stockholder approval of that plan. The number of shares awarded to the Named Executive Officers were: Dr. Boyle, 1,348; Mr. Boveroux, 733; and Mr. del Campo, 898; and to all directors and officers as a group (18 persons), 6,969. The restrictions will lapse as to one-third of such shares on each of the first three anniversaries of the date of grant. The holders of restricted stock will be entitled to receive any dividends that may be paid on the Company's Common Stock.
(3) All other compensation reported for officers other than Dr. Boyle represents amounts credited as Company matching contributions under the Company's 401(k) stock match (which began in the third quarter of 1991). In the case of Dr. Boyle, the amount reported as "all other compensation" consists entirely of a payment made at the end of his first year of employment pursuant to an agreement entered into when he was hired.
(4) Mr. Silverman was promoted to Senior Vice President, Strategic Operations on June 21, 1993 and to Executive Vice President and Chief Operating Officer on November 22, 1993.
(5) Dr. Boyle commenced employment with the Company on August 8, 1994.
(6) Mr. Boveroux commenced employment with the Company on September 20, 1993.
(7) Mr. del Campo commenced employment with the Company on March 15, 1994.

EMPLOYMENT AGREEMENT
- --------------------------------------------------------------------------------

  The Company entered into an employment agreement with Mr. Baker which began in December 1989 and was renewed in 1995. The renewed agreement terminates on May 31, 1998, and may be renewed thereafter for one or more additional terms of one year. The terms of the agreement relating to compensation are discussed in the "Report of the Compensation Committee on Executive Compensation." Under the agreement, Mr. Baker has agreed that he will not during his employment period and for a period of two years after the termination of his employment, without the prior approval of the Company's Board of Directors, engage in any business involved in the research, development, manufacture or sale of lipids or liposomes or products or services which use natural or artificial lipids or liposomes to encapsulate, enhance or deliver any product. If Mr. Baker should be dismissed except for cause or should choose to resign from his position with the Company during the first six months following the effective date of a change of control, Mr. Baker would be entitled to receive his then current monthly base salary for a 12-month period from such effective date and for up to an additional 12-month period if he does not obtain another full-time position. In addition, all stock options granted to Mr. Baker which would have vested during the remainder of his employment term would automatically vest and would remain exercisable for a period of 24 months following the termination of his employment. A change of control is deemed to occur if (i) the Company is not the surviving entity following a merger or consolidation; (ii) a person acquires, directly or indirectly, securities of the Company representing 35% or more of the voting power of all then outstanding securities of the Company having the right to elect the Board of Directors; or (iii) the individuals who constitute the Board of Directors of the Company at the time of the agreement or individuals who are subsequently elected to the Board of Directors with the approval of the incumbent Board cease to constitute a majority of the members of such Board.

OPTION GRANTS
- --------------------------------------------------------------------------------

  The following table presents stock options granted for the period from January 1, 1995, through December 31, 1995 to the Named Executive Officers. All grants were made under the Company's 1986 Employee Stock Option Plan.


                             OPTION GRANTS IN 1995

                               INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
                         -----------------------------                            VALUE AT ASSUMED
                           NUMBER OF     PERCENT OF                             ANNUAL RATES OF STOCK
                          SECURITIES    TOTAL OPTIONS                            PRICE APPRECIATION
                          UNDERLYING     GRANTED TO      EXERCISE                FOR OPTION TERM(2)
                            OPTIONS     EMPLOYEES IN       PRICE     EXPIRATION ---------------------
          NAME           GRANTED(1)(#) FISCAL YEAR (%) ($ PER SHARE)    DATE     5% ($)     10% ($)
          ----           ------------- --------------- ------------- ---------- --------- -----------
Charles A. Baker........     70,000          6.5          13.3750     11/08/05    588,803   1,492,142
Edward G. Silverman.....     37,500          3.5          13.3750     11/08/05    315,430     799,362
James A. Boyle, M.D.,
 Ph.D...................     22,500          2.1          13.3750     11/08/05    189,258     479,617
Brooks Boveroux.........      2,500          0.2          13.3750     11/08/05     21,029      53,291
Ralph del Campo.........     17,500          1.6          13.3750     11/08/05    147,201     373,036

- --------
(1) All options granted expire ten years from the date of grant and become exercisable ratably over five years beginning one year from the date of grant.
(2) The percentage rates of increase shown are assumed rates established by the U.S. Securities and Exchange Commission for purposes of uniform compensation reporting. Accordingly, they do not constitute predictions or estimates by the Company of the future price appreciation of its Common Stock or of the potential realizable value of the options referred to in the table.

OPTION EXERCISES AND FISCAL YEAR-END VALUES
- --------------------------------------------------------------------------------

  The following table summarizes stock options exercised by the Named Executive Officers in 1995, and the unexercised stock options and the fiscal year-end values of all outstanding options held by the Named Executive Officers as of December 31, 1995.

          OPTION EXERCISES IN 1995 AND DECEMBER 31, 1995 OPTION VALUES

                                                  NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                       OPTIONS AT          IN-THE-MONEY OPTIONS AT
                         1995 OPTION EXERCISES      DECEMBER 31, 1995       DECEMBER 31, 1995(1)
                         ---------------------- ------------------------- -------------------------
                           SHARES      VALUE
                          ACQUIRED    REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          NAME           ON EXERCISE     $          (#)          (#)          ($)          ($)
          ----           ----------- ---------- ----------- ------------- ----------- -------------
Charles A. Baker........   200,000   $2,388,125   483,000      137,000    $8,274,375   $1,177,500
Edward G. Silverman.....       --           --    112,036      123,804     1,581,065    1,223,472
James A. Boyle, M.D.,
 Ph.D...................       --           --     36,200      167,300       525,375    2,250,562
Brooks Boveroux.........       --           --     57,466       92,449       809,721    1,273,331
Ralph del Campo.........       --           --     21,000      101,500       270,000    1,195,937

- --------
(1) Value of unexercised in-the-money options is equal to the fair market value of $20.00 per share of common stock at December 29, 1995, the closing price on that date as quoted by the Nasdaq National Market, less the exercise price.

COMMITTEES OF THE BOARD OF DIRECTORS
- --------------------------------------------------------------------------------

  The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Company has no standing nominating committee, and the Board of Directors as a whole functions as such a committee. Stockholders desiring to submit recommendations for nominees to the Board of Directors should address their recommendations in writing to the Chairman of the Board.
- --------------------------------------------------------------------------------

  The Audit Committee consists of Mr. James G. Andress, Dr. Morton Collins and
Dr. Gerald Weissmann. This committee provides advice and assistance to the
Company regarding accounting, auditing and financial reporting. The Audit Committee also recommends a firm of certified public accountants, whose duty it is to audit the books and accounts of the Company for the fiscal year for which they were appointed, and monitors the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting. The
Audit Committee held 5 meetings during the fiscal year ended December 31, 1995.
No member of the Audit Committee is an officer or employee of the Company.
- --------------------------------------------------------------------------------

  The Compensation Committee consists of Mr. Stuart F. Feiner, Mr. Robert F. Hendrickson and Dr. Horst Witzel. Its functions are to review and approve salaries and other matters relating to compensation of all officers and employees of the Company above a specified salary level, to review and make recommendations to the Board of Directors for compensation and benefit plans and practices, and to administer certain benefit plans of the Company. The Compensation Committee also reviews and approves grants of options to employees and consultants who are not also Directors of the Company. Option grants to persons who are Directors of the Company are reviewed and approved by the Board of Directors. The Compensation Committee held 12 meetings during the fiscal year ended December 31, 1995. No member of the Compensation Committee is an officer or employee of the Company.
- --------------------------------------------------------------------------------

  The Executive Committee consists of Mr. Charles A. Baker, Mr. Stuart F.
Feiner and Dr. Morton Collins. This Committee is authorized to exercise all the powers of the Board of Directors in the management of the business and affairs of the Company, and to take actions that might be required between Board meetings. The Executive Committee held no meetings during the fiscal year ended December 31, 1995.
- --------------------------------------------------------------------------------

  The Company's Board of Directors held 8 meetings during the fiscal year ended December 31, 1995. No Director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors or of Committees on which he served.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is made up of three non-employee Directors: Mr. Stuart F. Feiner, Mr. Robert F. Hendrickson and Dr. Horst Witzel.

  As discussed in this report, the Committee reviews and approves the base salaries of the Company's executive officers and the amount of annual bonus awards to be paid, if any, to the executive officers. In addition, the Committee administers the Company's stock option plans under which stock option grants may be made to executive officers and other employees.

COMPENSATION POLICIES AND COMPONENTS OF COMPENSATION
- --------------------------------------------------------------------------------

  The Compensation Committee recognizes that attracting and retaining top executive talent is essential to the Company's continued growth. It also feels that providing appropriate incentives to motivate management personnel to achieve the Company's goals is the best way to encourage rapid and steady progress toward these goals. The Committee therefore exercises its function of overseeing the Company's executive compensation and benefits programs and administering the Company's equity-based incentive plans to achieve an appropriate balance of cash compensation, stock options, and bonuses. To do so, it reviews each executive officer's compensation package annually based on the executive's performance and with reference to the compensation paid by similar companies.

  1995 was a year of significant achievement for the Company and its management, highlighted by the U.S. marketing clearance for the Company's lead commercial product, ABELCET(TM) (Amphotericin B Lipid Complex Injection). The Company successfully made the transition to a manufacturing and marketing company, achieving regulatory approval of its manufacturing facility and adding direct sales forces in the U.S. and the U.K. In recognition of these achievements, the Board approved special bonuses during the year to the executives directly responsible for these functions, and for the first time, it also approved the payment of year-end bonuses to the senior executive group, based on each individual's contribution to the Company's success. It also considered these factors in approving stock option awards to the Named Executive Officers (as defined under the section entitled "Executive Compensation"), as well as merit salary increases.

BASE SALARY
- --------------------------------------------------------------------------------

  In setting the base salary levels for each executive officer, the Committee refers to a survey of biotechnology and biopharmaceutical companies (the "Peer Group"), as well as other available information on the base salaries of executive officers in Peer Group companies. The Hambrecht & Quist Healthcare Sector Index, which is used in the Performance Graph on page 12, included 61 companies in 1995, 28 of which are in the Peer Group survey. Other factors considered in establishing salaries include internal performance reviews, the level of the executive's responsibilities and the value of the executive's job in the marketplace, in combination with overall compensation recommendations from management. To remain competitive, the Company's base salary ranges and salaries generally fall within the broad mid-range of the Peer Group. Quantitative factors, such as length of service and the Committee's judgment as to an individual's contribution toward the achievement of the Company's overall annual strategic goals, are also taken into account in approving specific base salaries.

BONUS AWARDS
- --------------------------------------------------------------------------------

  In 1995, the Company paid year-end bonuses to executive officers, including the Named Executive Officers, based on the Company's performance against its 1995 goals and each individual's contribution to that performance. The Company's goals for 1995, which were also considered in determining the Chairman and Chief Executive Officer's bonus, included obtaining European approvals for ABELCET(TM) (approvals were received in 4 countries); filing an NDA for ABELCET(TM) in the U.S. (the NDA was not only filed, but was also approved in 1995); beginning a Phase III clinical trial of TLC C-53 in acute respiratory distress syndrome (the trial was begun in September 1995); and producing adequate quantities of commercial product as well as clinical supplies (the Princeton manufacturing facility was approved to supply ABELCET(TM) for both the U.K. and U.S. markets). The bonuses paid to the executive officers, which were paid partly in cash and partly in restricted stock (subject to stockholder approval of the 1996 Equity Incentive Plan), averaged 21.7% of the recipient's 1995 base salary.

STOCK OPTIONS
- --------------------------------------------------------------------------------

  The Compensation Committee recognizes that the Company is in a highly competitive field, and the success of the Company is very much dependent on its ability to attract and retain top technical, marketing and management talent. The Company must compete with over a thousand biotechnology firms, hundreds of universities and many large, pharmaceutical firms to recruit top people. The Committee has concluded that one of the critical ways to compete for key personnel is to offer significant potential rewards based on the Company's success through the issuance of stock options.

  The Company has several stock option plans available for the issuance of incentive stock options and non-qualified stock options (the "Option Plans"). Each of the Option Plans has been approved by the stockholders. Options granted under the Option Plans are designed to attract and retain key employees, directors and consultants. As of December 31, 1995 the Company had outstanding grants of 4,139,046 shares and had 1,542,693 shares available for future grants. Stock options are generally granted at the fair market value of the Common Stock on the date of grant, and they lapse if not exercised within 10 years from the date of grant. Options granted to employees typically vest ratably over a period of years. Further information about employee stock options is contained in the sections of this Proxy Statement entitled "Approval of 1996 Equity Incentive Plan" and "Amendment to Add Shares to 1991 Directors' Nonqualified Stock Option Plan and to Increase Annual Awards".

  The Option Plans in which executive officers participate are administered by the Compensation Committee, which has the authority to determine the grantees, the exercise price, the number of shares subject to each option, the time or times during which all or a portion of each option may be exercised, and the other provisions of each option. In determining the number of options to be granted to executive officers, the Compensation Committee considers a number of factors, including each officer's level of job responsibility, the prospective contributions of individuals to the success of the Company, and the number of options awarded to executives in comparable positions by companies in the Peer Group. Generally, the Company's grants are in the mid-range of the Peer Group. In granting stock options in 1995, the Committee did not consider the overall number and value of options then held by individuals who were granted options. The Company does not currently have specific target ownership levels for equity holding in the Company by executive officers and other key employees, although increasing share ownership by executive officers is an additional advantage of stock options over some other forms of long-term compensation.

CHIEF EXECUTIVE OFFICER COMPENSATION
- --------------------------------------------------------------------------------

  The Committee generally determines all bonuses, options and other compensation paid to Mr. Baker based on an annual review conducted each November. When Mr. Baker joined the Company in December

1989, the Company entered into an employment agreement with him, which was renewed on June 1, 1995. The agreement provides that Mr. Baker will receive a designated annual base salary, which may be increased from time to time by the Committee. The Committee increased Mr. Baker's 1994 base salary by $40,000 to $335,000 for 1995. This increase reflected a review of salary data for chief executive officers of various companies in the Peer Group and was in recognition of Mr. Baker's success in advancing the Company's clinical development program and positioning the Company to become a marketing and manufacturing company in 1995.

  Mr. Baker's employment agreement also provides that, upon the achievement of certain objectives to be set by the Committee annually, he is entitled to receive a cash bonus. The 1995 objectives included obtaining European approvals for ABELCET(TM) ; filing an NDA for ABELCET(TM) in the U.S.; beginning a Phase III clinical trial of TLC C-53; and producing adequate quantities of commercial product as well as clinical supplies. In addition to achieving these goals, Mr. Baker was able to keep spending within budgeted levels and to successfully complete additional financings during 1995 that strengthened the Company's financial position. Based upon the achievement of these objectives, among others, the Committee awarded Mr. Baker a cash bonus of $90,000 for the 1995 fiscal year.

  The Committee also granted a stock option covering 70,000 shares of Common Stock to Mr. Baker during 1995, which vests in five equal annual installments and has an exercise price equal to the fair market value of the Common Stock on the date of grant. This award, which was larger than the grant made in the prior year, was given both in recognition of Mr. Baker's performance in 1995 and as additional incentive for his future efforts in meeting the Company's goals. In addition, Mr. Baker is entitled to receive the same standard benefits other Company executives receive.

  Other aspects of Mr. Baker's employment agreement are discussed in the section of this Proxy Statement entitled "Employment Agreement."

DEDUCTIBILITY CAP ON EXECUTIVE COMPENSATION
- --------------------------------------------------------------------------------

  Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), disallows corporate deductibility for certain compensation paid in excess of $1 million to the chief executive officer and the four other most highly paid executive officers. "Performance-based compensation," as defined in the tax law, is not subject to the deductibility limitation, provided certain stockholder approval and other requirements are met. The Committee believes that awards designated as "Section 162(m) Awards" under the 1996 Equity Incentive Plan will qualify for this exemption. The Committee anticipates that amounts paid as cash compensation will continue to be fully deductible because the amounts are expected to be less than the $1 million threshold.

SUMMARY
- --------------------------------------------------------------------------------

  In summary, the Compensation Committee believes that the Company's compensation policies, and their application to compensation paid to executive officers in 1995, appropriately take into account those factors characteristic of the biotechnology/biopharmaceutical industry of which the Company is part and provide adequate rewards and incentives, tied to performance, to help insure that the Company's management team is among the best in the industry.

                                        Stuart F. Feiner
                                        Robert F. Hendrickson
                                        Horst Witzel, Dr.-Ing
                                        Members of the Compensation Committee

March 7, 1996

PERFORMANCE GRAPH
- --------------------------------------------------------------------------------

  The graph below summarizes the total cumulative return experienced by the Company's stockholders from 1990 through 1995, compared to the Nasdaq Total Return Index of U.S. Companies (the "Nasdaq U.S. Stock Index") and the Hambrecht & Quist LLC Healthcare Sector Index (the "H & Q Healthcare Sector Index"). As stated in prior proxy statements, the Company believes that the Nasdaq U.S. Stock Index is an appropriate index to use as a broad based comparative measure of the Company's performance, as it incorporates the stocks of many companies whose size and stage of development are similar to the Company's.


                         [GRAPH APPEARS HERE]


            The Liposome      Nasdaq U.S.      H & Q Healthcare
            Company, Inc.     Stock Index      Sector Index
            -------------     -----------      ----------------
1990          $ 100.00          $ 100.00           $ 100.00
1991          $ 434.62          $ 160.56           $ 242.97
1992          $ 361.54          $ 186.87           $ 208.35
1993          $ 203.85          $ 214.51           $ 161.92
1994          $ 257.69          $ 209.69           $ 163.30
1995          $ 615.38          $ 296.30           $ 274.45

DIRECTORS' COMPENSATION
- --------------------------------------------------------------------------------

  Directors who are not employees of the Company receive an annual retainer of $1,000 per quarter. In addition, during 1995, such directors received $1,000 for each Board meeting attended in person, and $250 for each telephonic Board meeting attended. Effective January 1, 1996, meeting fees were increased to $2,000 for each Board meeting attended in person and $500 for each telephonic Board meeting. A director who participates in a regular Board meeting by telephone received $1,000 in 1995, and this fee remains unchanged in 1996.

  Dr. Weissmann and Dr. Samuelsson are consultants to the Company. In the fiscal year ended December 31, 1995, the Company paid approximately $31,250 in fees to Dr. Weissmann for his services as Chairman of the Company's Cell Adhesion Scientific Advisory Board and Cancer Scientific Advisory Board, and approximately $9,500 in fees to Dr. Samuelsson for his services as a member of the Company's Cell Adhesion Scientific Advisory Board.

  The Company believes that it is very important that it be able to continue to attract the highest caliber of Independent Directors (as defined under Proposal 3 below). To do so, the Company must be able adequately to compensate the directors for the responsibility and risk they assume. Since the Company does not offer directors the levels of cash compensation they would normally receive for a directorship of a large pharmaceutical or other industrial company, stock options offer a suitable way to partially compensate directors and allow them to share as stockholders in the ultimate success of the Company. The 1991 Directors' Nonqualified Stock Option Plan (the "Directors' Plan"), which was adopted by the stockholders in 1992, constitutes a key element of the Company's long-term program to attract and compensate Independent Directors.

The Directors' Plan currently provides that options to purchase 5,000 shares of Common Stock are automatically granted on July 1 of each year from 1991 until 2001 to each Independent Director. If Proposal 3 is approved, the amount of these grants will be increased to 10,000 shares. Other features of the Directors' Plan are described under Proposal 3, "Amendment to Add Shares to 1991 Directors' Nonqualified Stock Option Plan and to Increase Annual Awards."

  As of February 22, 1996, there were eight Independent Directors participating in the Directors' Plan. There were eight grants of options to acquire an aggregate of 40,000 shares of the Company's Common Stock during fiscal year 1995 under the Directors' Plan at an exercise price of $10.875 per share, and one grant for 10,000 shares at an exercise price of $9.75 per share..

CERTAIN TRANSACTIONS
- --------------------------------------------------------------------------------

  During the 1995 fiscal year, the Company made a short-term, interest-free loan to Donald Yarson, the Vice President, Marketing and Sales, in the amount of $135,000 for the purpose of relocation assistance. The loan was repaid in full, and no balance was owed as of December 31, 1995.

PROPOSAL 2.  APPROVAL OF 1996 EQUITY INCENTIVE PLAN.
- --------------------------------------------------------------------------------

  The Liposome Company 1996 Equity Incentive Plan (the "1996 Plan"), the text of which is set forth in the Appendix to this Proxy Statement, is being submitted for stockholder approval at the meeting and, if approved, will supersede The Liposome Company, Inc. Employee Stock Option Plan of 1986 (the "Employee Plan") and the Non-Qualified Stock Option Plan of 1986 (the "Nonqualified Plan") as to future stock option awards. The 1996 Plan allows the Board of Directors to grant awards in addition to stock options that will provide incentives and rewards based on the performance of the Company and the individual executive. The 1996 Plan also contains provisions intended to permit the Company to qualify for a Federal tax deduction for awards thereunder. The following is a summary of certain of the provisions of the 1996 Plan but is not intended to be complete, and is qualified by reference to the Appendix.

PURPOSE AND ADMINISTRATION
- --------------------------------------------------------------------------------

  The purpose of the 1996 Plan is to promote the creation of stockholder value by encouraging, recognizing and rewarding sustained outstanding corporate, business unit and individual performance by key employees who are largely responsible for the management and growth of the business. The awards that may be granted under the 1996 Plan are stock options, restricted stock, performance awards, share units and stock appreciation rights. As the Company's revenues from product sales continue to increase, awarding long-term incentives based on performance factors such as revenue and other objective criteria as well as stock-based incentives will enable the Company to encourage a long-term strategic focus and to reward the kind of vision and planning needed to insure its sustained growth. Although the Board Compensation Committee (the "Committee"), which will administer the 1996 Plan, does not intend to grant any types of awards under the 1996 Plan other than stock options and restricted stock in the current year, having the flexibility to award other types of incentives in the future will enable the Company to adapt its management incentive program to best serve its changing needs.

  The 1996 Plan requires that the Committee be composed of directors who are not only "Independent Directors," as defined under Proposal 3 below, but also meet the criteria for "outside directors" contained in the regulations adopted by the Internal Revenue Service under Section 162(m). All of the current members of the Committee would be qualified to continue their service under the 1996 Plan provisions.

TYPES OF AWARDS AUTHORIZED
- --------------------------------------------------------------------------------

  Stock Options. Employees and non-employee consultants are eligible to participate in the 1996 Plan. The Committee may grant incentive or nonqualified stock options to any participant in the 1996 Plan, except that non-employees are ineligible under the Internal Revenue Code to receive incentive stock options. The exercise price of stock options cannot be less than the fair market value of the Common Stock on the Nasdaq National Market on the date of grant, and the term of stock options cannot exceed ten years. (The fair market value of the Common Stock as of March 26 was $17.1875.) The Committee has the authority to determine the grantees, the exercise price (subject to the fair market value limitation discussed above), the number of shares subject to each option, the time or times during which all or a portion of each option may be exercised, and the other provisions of each option. The exercise price of the option must be paid in cash, but the Committee may authorize payment by promissory note or by surrendering Common Stock of the Company. In all these respects, the 1996 Plan is the same as the current Employee Plan and Nonqualified Plan. By adopting a single plan to replace the two current plans, a single pool of shares available for option grants will be established, and the Committee will be able to allocate these among key employees and consultants as it deems most advantageous to the Company.

  Restricted Stock Awards. The Committee may award shares of Common Stock to participants in the 1996 Plan, subject to such restrictions as it deems appropriate. The restricted stock award agreement with the participant will set forth the terms of the award, including the applicable restrictions. Such restrictions may include the continued service of the participant with the Company, the attainment of specified performance goals, or any other conditions deemed appropriate by the Committee. In making restricted stock awards for 1995, the Committee awarded a portion of the incentive bonus payable to each officer as a restricted stock award having a fair market value equal to the cash portion of the award on the date of grant. The restrictions will lapse as to one-third of the incentive shares granted in 1996 on the first anniversary of the date of grant, and on an additional one-third on each of the two subsequent anniversaries, provided that the grantee remains an employee of the Company on each such anniversary date. The number of restricted shares that may be granted to any individual is subject to the maximum limitations discussed below. Any restricted shares that are forfeited are returned to the aggregate pool of shares available for future awards to all participants in the 1996 Plan. Holders of restricted stock are entitled to all the rights of a stockholder, except that the stock may not be transferred or encumbered until the restrictions lapse.

  Performance Awards. The Committee may grant performance awards payable in cash ("Performance Units") and/or stock ("Performance Shares") upon the achievement of goals established by the Committee at the beginning of the performance period, which may not exceed ten years from the date of grant. At the time of grant, the Committee establishes a range of payments for the performance during the period, and at the end of the performance period, the Committee determines the payment to be made. The Committee may consider significant events during the performance period when making the final award. Performance awards have been used by other employers to provide long-term incentives whose value does not depend solely on fluctuations in the price of the employer's common stock. The term and performance measurements of performance awards can be structured to support specific corporate objectives, as the Committee considers necessary. Among the criteria that may be established as performance measurements are sales revenues, return on equity, achievement of developmental and regulatory milestones, achievement of budgeted financial goals, and the like, as well as the performance criteria for Section 162(m) awards, which are discussed below.

  Share Units. A share unit (also known as "phantom stock") gives the grantee the right to receive cash at the end of a certain period based on the value of a share of Common Stock at that time. Share units may be granted under the 1996 Plan based on past, current and potential performance. Such units are subject to such restrictions and conditions as the Committee determines are appropriate. At the time of grant, the Committee determines, in its sole discretion, the vesting period of the units, and it may also set a maximum value of a unit. A participant has the right, provided that he or she remains employed by the Company throughout the applicable vesting period, to receive payment of a cash amount equal in value to the fair market value of one share of Common Stock on the last day of the vesting period, subject to the predetermined maximum value established on the date of grant.

  Stock Appreciation Rights. A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option. A stock appreciation right granted in connection with an option entitles the holder, upon exercise, to surrender the connected option and to receive a payment equal to the difference between the exercise price of the connected option and the fair market value of the Company's Common Stock on the date of exercise multiplied by the number of shares as to which such stock appreciation right relates. The options surrendered then cease to be exercisable. A stock appreciation right granted in connection with an option (i) is exercisable only at such time or times as the related option is exercisable, (ii) expires no later than the related option expires, and (iii) is not transferable except to the extent the related option is transferable.

  A stock appreciation right also may be granted without relationship to an option and will be exercisable as determined by the Committee, but in no event after ten years from the date of grant. A stock appreciation right granted without relationship to an option entitles the holder, upon exercise, to a payment equal to the difference between the amount assigned to the stock appreciation right on the date of grant and the fair market value of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the stock appreciation right relates. At the time of grant of either type of stock appreciation right, the

Committee may determine the maximum amount payable with respect to such stock appreciation right. Payment to the holder in connection with the exercise of a stock appreciation right may be in Common Stock of the Company or cash or a combination of cash and shares.

SECTION 162(m) AWARDS

  Section 162(m) generally precludes a publicly held corporation from taking a federal income tax deduction for compensation in excess of $1,000,000 paid to "covered employees" as defined in Section 162(m). Exceptions are made for, among other things, qualified performance based compensation. It is the intent of the Company that the 1996 Plan, and certain awards thereunder, satisfy, in the case of participants who are or may be covered employees, the applicable requirements of Section 162(m). A participant who is or may be a covered employee nevertheless may receive an award under the 1996 Plan that does not satisfy the requirements of Section 162(m), which award may result in compensation in excess of $1,000,000 in the aggregate that is not deductible by the Company for federal income tax purposes. The Company believes, however, that the 1996 Plan will permit the Company to pay to covered employees awards that satisfy the requirements of Section 162(m), which will allow it to deduct the aggregate compensation in excess of $1,000,000.

  In order to comply with the requirements of Section 162(m) regarding performance based compensation for certain types of awards, the Committee will establish each year in which it makes Section 162(m) Awards one or more criteria to measure performance and set annual performance goals with respect to such performance criteria for the Company, a business unit or an individual. A participant's right to receive any payment with respect to an award designated as a Section 162(m) Award is determined by the degree of achievement of a performance goal or goals. The specific performance goals must be established by the Committee in advance of the deadlines applicable under
Section 162(m) and while the performance remains substantially uncertain. The performance goal must state, in terms of an objective formula or standard, the method of computing the compensation payable. With respect to a Section 162(m) Award, the Committee may in its sole discretion decrease, but not increase, the amount of the award that is otherwise payable.

  The performance criteria for Section 162(m) Awards will be limited to (1) certain financial criteria, which are income, return on average equity, return on average assets, income per share, return on sales, net cash provided by operating activities, and increase in total stockholder value; (2) the achievement of certain milestones in research, which are the discovery of compounds satisfying certain standards, filing patent applications and publishing or presenting research results; (3) the achievement of certain milestones in development, which are the commencement and completion of various phases of product testing, the commencement and completion of various clinical trials, the filing and approval of marketing applications, and the publication of clinical trial results; (4) the achievement of manufacturing objectives, which are producing designated quantities of products and controlling costs, and (5) the completion of agreements with corporate partners for the licensing, development and/or marketing of new products. These performance criteria are more fully described in the full text of the Plan set forth in the Appendix to this Proxy Statement.

  Awards of stock options and stock appreciation rights that meet the individual limits discussed below will satisfy the requirements of Section 162(m) as performance based compensation, whether or not designated as such, because such awards are under the terms of the 1996 Plan required to have an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Restricted stock awards, performance awards and share units will satisfy the requirements of Section 162(m) if the award, vesting or payment of such awards is based on and satisfies pre-established Performance Goals and are designated as Section 162(m) Awards at the time of grant.

  Awards that are not Section 162(m) Awards may be based not only on the foregoing Performance Criteria, but also on any other criteria related to performance selected by the Committee. All determinations regarding the achievement of Performance Goals, and the determination of actual Section 162(m) Awards, will be made by the Committee.

SHARES AVAILABLE FOR GRANT

  The number of shares to be made available for issuance under the 1996 Plan is 4,500,000. If the 1996 Plan is approved, the Board will make no further grants under the Employee Plan or the Nonqualified Plan, and the shares currently available for grant under those plans, which totaled 1,284,530 as of March 13, 1996, will lapse. Shares subject to options granted under the Employee Plan and the Nonqualified Plan that expire without being exercised will also lapse and will not be added to the shares available for grant under the 1996 Plan. As of March 13, 1996, there were options outstanding to purchase 3,777,333 shares under the Employee Plan and the Nonqualified Plan, of which 2,353,080 were not yet exercisable. Since the inception of those plans, approximately 27% of all optioned shares granted under them have been cancelled without exercise. Although there can be no assurance that the percentage of shares cancelled in the future will be the same as in the past, if a comparable percentage of outstanding optioned shares were cancelled, approximately 1,019,880 shares would become available for options under the current plans that will not be added to the 1996 Plan. Taking those shares, together with those authorized for grant under those two plans but for which options have not been granted, the number of shares potentially available for grant under the existing plans is approximately 2,597,000, as compared with the 4,500,000 to be authorized under the 1996 Plan. The pool of shares available under the 1996 Plan is about 13.7 percent of the number of shares of Common Stock outstanding on the record date for the Annual Meeting, and adding the number of additional shares to be authorized for grants under the Directors Nonqualified Plan, the total new shares to be made available under both proposals is about 14.3 percent of the outstanding shares.

  The payment of cash awards under the 1996 Plan would not reduce the pool of shares available for equity-based incentives. Shares subject to stock options granted in tandem with stock appreciation rights would become unavailable for future grants upon exercise of the related stock appreciation rights.

LIMITS ON AWARDS

  The number of shares of Common Stock that could be subject to options or issuable under other awards granted to a participant in the 1996 Plan could not exceed, on the average, 500,000 per year over a five-year period. The amount of cash compensation that could be paid to a participant under the 1996 Plan in any year could not exceed $1,500,000. The Committee has not in the past approved, and does not expect to approve, awards even approaching these limits, but limits must be established in order to meet the requirements of
Section 162(m).

  The Internal Revenue Code precludes the grant of incentive stock options to purchase shares having a market value in excess of $100,000 in one calendar year. To the extent that this limit is exceeded, the Committee may grant nonqualified stock options, as under the present Employee Plan, or it may grant other forms of awards as provided by the 1996 Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a general description of the federal income tax consequences to participants and the Company relating to options and certain other awards that may be granted under the 1996 Plan. This discussion does not purport to cover all tax consequences relating to options or other awards.

  A participant who receives options or stock appreciation rights generally will not recognize any income, nor will the Company be entitled to any tax deduction, in the year of the grant. At the time that an option (other than an Incentive Stock Option) or stock appreciation right is exercised, the participant will recognize ordinary income in an amount equal to the excess of
(a) the fair market value of the shares purchased (or subject to an stock appreciation right) over (b) the exercise price of the option for such shares (or the price stated in a stock appreciation right). The Company generally will be entitled to a deduction in an amount equal to the amount includable in the income of the participant, in the taxable year in which the participant is required to recognize the income. Payment of any cash bonus award in connection with the exercise of an option or stock appreciation right similarly will be taxed to the participant as ordinary income and the Company will be entitled to a deduction in the same amount includable in income by the participant in the taxable year in which the participant is required to recognize the income.

  A participant who disposes of Common Stock received upon the exercise of an option (other than an Incentive Stock Option) will recognize capital gain or loss in an amount equal to the difference between (a) the amount realized on the disposition of the shares, and (b) the fair market value of the shares on the date on which the option was exercised. The capital gain or loss will be considered long term if the Common Stock received upon exercise of the option (other than an Incentive Stock Option) is held for more than one year after the option was exercised. The Company is not entitled to any deduction for federal income tax purposes upon a participant's disposition of stock received upon the exercise of an option (other than in the circumstances described below, an Incentive Stock Option).

  An employee will recognize no income for federal income tax purposes on the exercise of an Incentive Stock Option, provided that the exercise occurs during employment or within three months after termination, other than in the case of death or disability. If the Common Stock acquired upon the exercise of an Incentive Stock Option is held for a minimum of both (a) two years from the date of grant of the Incentive Stock Option and (b) one year from the date of exercise of the Incentive Stock Option, then any gain or loss recognized by the employee on the sale of such Common Stock will be treated as a long term capital gain or loss and the Company will not be entitled to any deduction for federal income tax purposes.

  If an employee disposes of any of the Common Stock acquired on the exercise of an Incentive Stock Option within either (a) two years from the date of the grant of the Incentive Stock Option or (b) one year from the date of exercise of the Incentive Stock Option (a "Disqualifying Disposition"), then the employee will be required to recognize as ordinary income in the year of the Disqualifying Disposition the difference between (x) the fair market value of the Common Stock on the date of exercise, and (y) the purchase price paid for the Common Stock. Any amount realized by the employee in excess of the fair market value of the Common Stock on the exercise date will be treated as capital gain, and as long term capital gain if the employee has held the Common Stock for more than one year at the time of the Disqualifying Disposition. If, however, the employee sells or exchanges Common Stock in a Disqualifying Disposition and the amount realized on such sale or exchange is less than the fair market value of the Common Stock on the date of exercise of the Incentive Stock Option, then the amount of ordinary income that the employee will be required to recognize will not exceed the excess of (1) the amount realized from the Disqualifying Disposition over (2) the purchase price paid for the Common Stock. In the event of a Disqualifying Disposition, the Company generally will receive a deduction for federal income tax purposes equal to the amount the employee is required to recognize as ordinary income in the year of the Disqualifying Disposition.

  For alternative minimum tax purposes, an employee who exercises an Incentive Stock Option must include the difference between (a) the fair market value of the shares acquired upon exercise of an Incentive Stock Option on the date of exercise over (b) the purchase price paid for the shares as an adjustment item in computing his or her alternative minimum taxable income in the taxable year in which the exercise occurs, unless the employee disposes of the shares in the same taxable year as the year of exercise for an amount less than the fair market value of the shares on the date of the exercise, in which case the excess of (x) the amount realized on the disposition, over (y) the purchase price paid for the shares, if any, must be included as an item of adjustment in the computation of alternative minimum taxable income.

  A participant who receives share units will not recognize income for federal income tax purposes until the share unit vests. At that time the participant will be subject to tax at ordinary income tax rates on the amount of cash paid to the participant upon the vesting of such share units. The Company generally will be entitled to a deduction in an amount equal to the ordinary income includable by the participant, at the time the participant is required to recognize such income. A participant who receives shares of restricted stock or performance shares which are subject to a substantial risk of forfeiture and not transferable for purposes of Section 83 of the Code, will not generally recognize income for federal income tax purposes until the earlier to occur of the time when (a) the stock is no longer subject to a substantial risk of forfeiture, and (b) the restrictions on the transfer of the shares lapse. At that time, the participant will be subject to tax at ordinary income tax rates on the difference between (1) the fair market value of the Common Stock at such time, and (2) the amount, if any, paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the ordinary income includable by the participant, at the time the participant is required to recognize such income.

  A participant who receives shares of restricted stock or performance shares which are subject to a substantial risk of forfeiture and not transferable at the time of grant may, however, elect to include in his or her taxable income the excess of (a) the fair market value of the shares on the date of the grant or purchase, over (b) the purchase price paid for the shares, if any, in the year of grant or purchase. If the participant makes that election, the Company generally will be entitled to a deduction in an amount equal to the amount that the participant is required to include in income at the time that the participant is required to include such amount in income. On the sale or exchange of such shares by the participant, the participant will be entitled to treat as capital gain or loss the difference between (1) the amount realized on the sale or exchange of the shares, and (2) the fair market value of the shares on the purchase or grant date.

OTHER PROVISIONS
- --------------------------------------------------------------------------------

  Change of Control. The 1996 Plan contains provisions permitting the Committee, in the case of a takeover bid or tender offer for 25% or more of the outstanding voting securities of the Company, or if certain filings with the Securities and Exchange Commission are made, to take any one or more of the following actions: (i) accelerate the vesting dates of options or stock appreciation rights, accelerate the vesting dates of outstanding share units or restricted stock or the performance period of outstanding performance awards, or make outstanding performance awards fully payable; (ii) determine that any and all conditions associated with an incentive award have been met; (iii) pay cash to any or all award holders in exchange for the cancellation of their outstanding awards; and (iv) make any other adjustments or amendments to the 1996 Plan and outstanding awards and substitute new awards. If following such an event or any other reorganization, merger or consolidation the Company no longer has publicly-traded Common Stock, and if no substitute awards are offered to replace the outstanding awards, all option and stock appreciation rights awards will become fully exercisable, restrictions will lapse on restricted stock, and share unit awards will be paid as of a date set by the Committee. The Committee may also, in the agreement relating to any incentive award, provide for the effect on the award of a change of control, or the termination of the grantee's employment following a change of control, including but not limited to the acceleration of vesting or payment periods or the lapse of restrictions. Awards also may be adjusted in the event of unusual events that affect the number and/or price of shares of Common Stock, such as stock dividends and stock splits, or other distributions with respect to Common Stock, such as distributions in connection with a merger or consolidation.

  Termination of Employment. Stock appreciation rights or options held by a person who was an employee at the time such stock appreciation right or option was granted expire immediately when the participant ceases to be an employee, except (i) if the employment is terminated other than for cause, the awards will expire three months thereafter (12 months if the termination is due to disability) unless by their terms they expire sooner, (ii) if the employee retires at normal retirement age (or at an earlier date with the consent of the Company), the awards will remain exercisable for their full original terms, and
(iii) if an employee dies while employed, or within the three-month or twelve-month periods referred to in (i) above, the awards remain exercisable for twelve months after the date of death, unless by their terms they expire sooner. Restricted stock, performance awards and share units (including any such award designated as a Section 162(m) Award) held by an employee expire and are forfeited immediately when the participant's employment with the Company terminates, except (i) in the event the holder dies, all restrictions on restricted stock and share units terminate, (ii) if the employee retires at normal retirement age (or at an earlier date with the consent of the Company) or becomes disabled, all such awards continue to vest normally so long as the employee does not engage in or assist any competing business, and (iii) if the holder of performance awards ceases to be an employee prior to the end of the applicable performance period, the Committee, in its sole discretion, determines if, and when, a payment will be made.

  Transferability. Awards are not transferable during the participant's lifetime, except that the Committee may permit limited transferability to members of the participant's immediate family for estate- or tax- planning purposes without consideration, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

  Term and Amendment of Plan. The Board may amend, suspend or terminate the 1996 Plan at any time, subject to the approval of the stockholders to the extent necessary to comply with Rule 16b-3 and Section 162(m). Unless previously terminated, the 1996 Plan will terminate on March 7, 2006 except with respect to awards then outstanding.

NEW PLAN BENEFITS
- --------------------------------------------------------------------------------

  It is not possible at this time to determine who may be selected to receive future awards under the 1996 Plan or the number of awards that may be granted to any individual. Such selection and determination will be made by the Committee on the basis of the duties, responsibilities, and present and future contributions of individuals to the success of the Corporation and the other factors discussed in the section entitled "Report of the Compensation Committee on Executive Compensation." Since the 1996 Plan replaces the Employee Plan and the Nonqualified Plan, awards granted under those plans may be indicative of future stock option awards under the 1996 Plan.

  As of February 22, 1996, there were approximately 335 optionees participating in the Employee Plan and the Nonqualified Plan. During the 1995 fiscal year, there were 10 grants of options to all executive officers as a group to acquire 315,650 shares of the Company's Common Stock, at an average exercise price of $12.83. During the same period, there were 343 grants of options to all other participants in the two plans as a group to acquire 806,875 shares of the Company's Common Stock at an average exercise price of $14.02 per share. Information as to stock options granted to the Named Executive Officers during 1995 is set forth above in the Summary Compensation Table and in the table entitled "Option Grants in 1995". Directors who are not employees of the Company are not eligible to participate in the Employee Plan.

  In January, 1996, the Committee made grants of restricted stock to key officers of the Company under the 1996 Plan subject to stockholder approval of the plan. The following shares were granted to Named Executive Officers: Dr. Boyle, 1,348; Mr. Boveroux, 733; Mr. del Campo, 898; all directors and officers as a group (18 persons), 6,969. Mr. Baker and Mr. Silverman received no shares of restricted stock. The Committee granted each participant an incentive bonus based upon the Company's performance and on attainment of the participant's annual performance goals, half of which was paid in cash and the other half in restricted stock having a fair market value equal to the cash portion of the award on the date of grant. The restrictions will lapse as to one-third of the restricted shares granted in 1996 on the first anniversary of the date of grant, and on an additional one-third on each of the two subsequent anniversaries, provided that the grantee remains an employee of the Company on each such anniversary date. It cannot be determined whether or how many restricted stock awards or other incentive awards will be granted to the above-named officers or other participants in the 1996 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1996 EQUITY INCENTIVE PLAN.

PROPOSAL 3. AMENDMENT TO ADD SHARES TO 1991 DIRECTORS' NONQUALIFIED STOCK
OPTION PLAN AND TO INCREASE ANNUAL AWARDS.
- --------------------------------------------------------------------------------

  The Directors' Plan currently provides that Independent Directors appointed after March 10, 1992 are automatically granted options to purchase 10,000 shares of Common Stock upon their appointment (the "Appointment Option"). The options have an exercise price equal to the fair market value of the Common Stock on the date of grant. Each Independent Director is eligible for participation in the Directors' Plan, subject to the overall limit on the number of shares issuable under the Directors' Plan. Any Independent Director who has been granted an option under the Directors' Plan automatically receives an additional grant of options to purchase 5,000 shares of Common Stock on July 1 of each subsequent year as long as he or she continues to be a member of the Board. Twenty percent of the Appointment Options granted to Independent Directors vest and become exercisable each year over a five-year period. All other options under the Directors' Plan vest and become fully exercisable one year from the date of grant. The maximum term of each option is ten years. All options granted under the Directors' Plan are nonqualified stock options. The options are nontransferable, except by will or the laws of descent and distribution, and the estate of a deceased optionee must exercise within two years. If an optionee leaves the Board for other than cause, death or disability, outstanding options may be exercised within six months, but only with respect to the shares that were immediately exercisable on the optionee's last day of Board service, or within the remaining term, whichever is less. If an optionee is removed from the Board for cause, he or she forfeits all options.

  An "Independent Director" is one who is not an employee of the Company and
(a) does not own 5 percent or more of the Common Stock of the Company, (b) does not represent an owner of 5 percent or more of the Common Stock of the Company, or (c) does not join the Board as a result of a contractual agreement between the Company and a third party.

  In November, 1995, the Compensation Committee of the Board of Directors conducted a review of the Company's compensation plan for Board members, including both cash compensation and stock options. In comparing the Company's stock option program for Independent Directors by those of companies in its Peer Group, the Compensation Committee determined that, although the Appointment Option was adequate, the annual grant amount was below average. Based on this review, the Compensation Committee recommended, and the Board approved an amendment to provide, that the annual option award be increased to 10,000 shares, subject to stockholder approval.

  As of February 22, 1996, the Company had options outstanding under the Directors' Plan covering a total of 167,000 shares, and the number of shares that remained available for option grants was 135,000. In order to insure the availability of an adequate number of shares to permit the continuation of the Company's stock option program under the Directors' Plan, the Board of Directors of the Company, in March 1996, approved an amendment making an additional 225,000 shares available for issuance under the Directors' Plan. If approved by the stockholders, this amendment will increase the total number of shares authorized for the grant of options under the Directors' Plan to 550,000, of which 360,000 will be available for future grants.

NEW PLAN BENEFITS
- --------------------------------------------------------------------------------

  If the foregoing amendments had been in effect during 1995, Mr. Andress, Dr. Collins, Mr. Feiner, Mr. Hendrickson, Dr. Samuelsson, Mr. Stewart, Dr. Weissmann, and Dr. Witzel would each have received a stock option grant for 10,000 shares of Common Stock on July 1, 1995, rather than the grants that they received on that date, which were for 5,000 shares apiece. On July 1, 1995, the closing price of the Common Stock traded on the Nasdaq National Market was $10.65.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 1991 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN.

PROPOSAL 4. APPOINTMENT OF AUDITORS.
- --------------------------------------------------------------------------------

  The Board of Directors of the Company proposes that its appointment of the firm of Coopers & Lybrand as the Company's independent accountants for the fiscal year ending December 31, 1996, be ratified by the stockholders. If not otherwise specified, proxies will be voted in favor of the ratification of the appointment. Representatives of Coopers & Lybrand are expected to be present at the Company's Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.
- --------------------------------------------------------------------------------

  Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company's equity securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during the fiscal year ended December 31, 1995.

EXPENSE OF SOLICITATION
- --------------------------------------------------------------------------------

  The Company expects to solicit proxies by mail and by telephone, and it has retained Corporate Investor Communications to provide proxy solicitation services, at a cost of approximately $6,500. In addition, directors, officers and regular employees of the Company may also solicit in person, by telephone or telegram. All expenses in connection with the solicitation of proxies will be borne by the Company. Arrangements will be made by the Company for the forwarding, at the Company's expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals.

STOCKHOLDER PROPOSALS
- --------------------------------------------------------------------------------

  To be considered for presentation to the Annual Meeting of Stockholders to be held in 1997, a stockholder proposal must be received by Carol J. Gillespie, Vice President, General Counsel and Secretary, The Liposome Company, Inc., One Research Way, Princeton Forrestal Center, Princeton, New Jersey 08540, not later than December 4, 1996.

OTHER MATTERS
- --------------------------------------------------------------------------------

  The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN YOUR PROXY PROMPTLY.

                                                                        APPENDIX

                              THE LIPOSOME COMPANY
                           1996 EQUITY INCENTIVE PLAN

1.PURPOSE OF THE PLAN.

  The purpose of the 1996 Equity Incentive Plan of The Liposome Company, Inc. (the "Company") is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain employees, advisors and consultants of training, experience and ability, and to provide a means to encourage stock ownership and a proprietary interest in the Company to officers and valued employees of the Company and consultants and advisors to the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2.DEFINITIONS.

  (a) "Appreciation Right" means a right to receive an amount, representing the difference between a price per share of Common Stock assigned on the date of grant and the Fair Market Value of a share of Common Stock on the date of exercise of such grant, payable in cash and/or Common Stock.

  (b) "Board" means the Board of Directors of the Company.

  (c) "Business Unit" means any department, division, group, subsidiary or other unit within the Company which is designated by the Committee to constitute a Business Unit.

  (d) "Code" means the Internal Revenue Code of 1986, as amended.

  (e) "Committee" means the Compensation Committee of the Board, unless the Board appoints another committee to administer the Plan.

  (f) "Common Stock" means the $0.01 par value Common Stock of the Company.

  (g) "Company" means The Liposome Company, Inc., a Delaware corporation.

  (h) "Eligible Person" means an Employee, advisor or consultant of the Company or any of its present or future Business Units but shall not include a director who is not an Employee of the Company.

  (i) "Employee" means any executive officer or any employee of the Company, or of any of its present or future Business Units.

  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time or any successor statute.

  (k) "Fair Market Value" means the closing price of a share of Common Stock on the Nasdaq National Market, or, if the Company elects to list the Common Stock on another exchange instead of Nasdaq, on such other exchange, on the date as of which fair market value is to be determined or the actual sale price of the shares acquired upon exercise if the shares are sold in a same day sale, or if no sales were made on such date, the closing price of such shares on the Nasdaq National Market on the next preceding date on which there were such sales.

  (l) "Incentive Award" means an Option, Restricted Stock, Appreciation Right, Performance Unit, Share Unit, or a Section 162(m) Award.

  (m) "Incentive Stock Option" means an Option intended to qualify under
Section 422 of the Code and the Treasury Regulations thereunder.

  (n) "Nonqualified Stock Option" means a Stock Option that is not an Incentive Stock Option.

  (o) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

  (p) "Participant" means any Eligible Person selected to receive an Incentive Award pursuant to Section 5.

  (q) "Plan" means the 1996 Equity Incentive Plan as set forth herein, as it may be amended from time to time.

  (r) "Performance Criteria" means one or more of the following criteria selected by, and as further defined by, the Committee to measure achievement of Performance Goals:

    (1) Income, either before or after income taxes, including or excluding interest, depreciation and amortization, extraordinary items and other material non-recurring gains or losses, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes;

    (2) Return on average equity, which shall be income calculated in accordance with paragraph (1) above, divided by the average of stockholders' equity as of the beginning and as of the end of the measurement period;

    (3) Earnings per share of Common Stock, which shall be income calculated in accordance with (1) above, divided by the number of shares of Common Stock outstanding, on such basis as the Committee shall deem appropriate;

    (4) Total shareholder return, which shall be the return that shareholders of the Company derive over the course of the measurement period from dividends and any increase in the market value of the Common Stock;

    (5) Net cash provided by operating activities based upon income calculated in accordance with paragraph (1) above;

    (6) Return on average assets, which shall be income calculated in accordance with paragraph (1) above, divided by the average of the total assets shown on the Company's balance sheet at the beginning and end of the measurement period;

    (7) Return on sales, which shall be income calculated in accordance with paragraph (1) above, divided by total revenues generated by product sales during the measurement period, including or excluding sales to distributors and licensees;

    (8) Achievement of certain milestones in research programs, which are the discovery of compounds demonstrating in vitro or in vivo therapeutic activity and acceptable levels of toxicity, the filing of patent applications and issuance of patents, and the publication of research results in scientific journals or presentations at scientific meetings;

    (9) Achievement of certain milestones in development programs, which are the initiation and completion of various phases of product testing, the initiation and completion of clinical trials, the filing and approval of marketing applications and supplements or extensions thereto, and the publication of clinical trial results in peer-reviewed journals;

    (10) Achievement of manufacturing objectives, which are the production of clinical and commercial products in designated quantities and the control of manufacturing costs within designated levels; and

    (11) Completion of agreements with corporate partners for the licensing, development and/or marketing of new products.

  (s) "Performance Goals" are the performance objectives with respect to Performance Criteria established by the Committee for the Company or a Business Unit for the purpose of determining whether, and the extent to which, a Section 162(m) Award will be awarded or paid.

  (t) "Performance Award" means a grant made under Section 9 entitling a Participant to a payment of Common Stock (a "Performance Share") or cash (a "Performance Unit") at the end of a performance period if certain conditions as may be established by the Committee are met.

  (u) "Restricted Stock Award" means a grant of Common Stock of the Company that is nontransferable and subject to a substantial risk of forfeiture until specific conditions established by the Committee are met.

  (v) "Rule 16b-3" means Rule 16b-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as the same may be amended from time, or any subsequent rule that may be adopted to replace such rule.

  (w) "Section 162(m)" means Section 162(m) of the Code and regulations and governmental interpretations thereunder.

  (x) "Section 162(m) Award" means a Restricted Stock Award, a Performance Award or a Share Unit meeting the requirements of Section 11.

  (y) "Share Unit Award" means a grant made under Section 10 entitling a Participant to a payment of cash at the end of a vesting period established by the Committee equivalent in value to the Fair Market Value of a share of Common Stock with such limits as to maximum value, if any, as may be established by the Committee.

3.SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

  (a) Subject to the provisions of Section 3(c) and Section 13, the aggregate number of shares of Common Stock that may be issued or transferred or exercised pursuant to Incentive Awards under the Plan is 4,500,000 shares of Common Stock.

  (b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

  (c) If any share of Common Stock that is the subject of an Incentive Award is not issued or transferred and ceases to be issuable or transferable for any reason, such share of Common Stock will no longer be charged against the limitations provided for in Section 3(a) and may again be made subject to Incentive Awards. Incentive Awards to the extent they are paid out in cash and not in Common Stock shall not be applied against the limitations provided for in Section 3(a).

4.ADMINISTRATION OF THE PLAN.

  (a) The Plan will be administered by the Committee, which will consist of two or more persons (i) who are not eligible to receive Incentive Awards under the Plan, (ii) who satisfy the requirements for a "disinterested director" under Rule 16b-3, except that this requirement shall not prohibit any person from serving on the Committee solely by reason of the fact that such person is eligible to receive, or has received stock options under the Company's 1991 Directors Nonqualified Stock Option Plan or any successor plan, and (iii) who satisfy the requirements of an "outside director" for purposes of Section 162(m).

  (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares, units, or Appreciation Rights subject to each Incentive Award. The Committee also has authority to interpret the Plan, to make determinations as to whether a grantee is permanently and totally disabled, and to determine the terms and provisions of the respective Incentive Award agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

  (c) No member of the Board nor the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Incentive Award under it.

5.ELIGIBILITY.

  (a) All Employees who have been determined by the Committee to be key Employees and all consultants and advisors to the Company, or to any Business Unit, present or future, that have been determined by the Committee to be key consultants or advisors are eligible to receive Incentive Awards under the Plan; however, only Employees who have been determined by the Committee to be key Employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, and the type and amount of Incentive Award to be granted. Each Incentive Award will be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

  (b) No person will be eligible for the grant of any Incentive Stock Option who owns or would own immediately after the grant of such Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation (within the meaning of Section 424(f) of the Code). This does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option price is at least 110% of the Fair Market Value of the Common Stock on the date of the grant. In this event, the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

6.TERMS AND CONDITIONS OF STOCK OPTIONS.

  (a) The exercise price per share for each Option shall be determined by the Committee and shall be at least equal to the Fair Market Value of the Common Stock on the date of grant.

  (b) Options shall vest and may be exercised as determined by the Committee, but in no event may an Option be exercisable after 10 years from the date of the grant.

  (c) Upon the exercise of an Option, the exercise price will be payable in full in cash or, in the discretion of the Committee, by the assignment and delivery to the Company of shares of Common Stock owned by the optionee (including Common Stock subject to Restricted Stock Awards under the Plan); or in the discretion of the Committee, by a promissory note secured by shares of Common Stock bearing interest at a rate determined by the Committee; or by a combination of any of the above. The exercise price may, in the discretion of the Committee, also be paid by delivering a properly executed exercise notice for such Option along with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to fully pay the purchase price and such other documents as the Committee may determine. Any shares assigned and delivered to the Company in payment or partial payment of the exercise price will be valued at the Fair Market Value on the exercise date.

  (d) With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under the Plan or any other plan of the Company or a subsidiary corporation (within the meaning of Section 424(f) of the Code)) shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be set forth in the Code.

  (e) No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares.

  (f) All Incentive Stock Options shall be granted within 10 years from the date this Plan is adopted or is approved by the shareholders, whichever is earlier.

  (g) Incentive Stock Options by their terms shall not be transferable by the Employee, other than by will or by laws of descent and distribution, and shall be exercisable only by an Employee during his or her lifetime.

7.TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

  (a) All Restricted Stock Awards granted pursuant to the Plan will be subject to the following conditions:

    (1) The shares may not be transferred, assigned or subject to any encumbrance, pledge or charge until the restrictions are removed or expire or unless otherwise allowed by the Committee.

    (2) The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

    (3) Each certificate representing Restricted Stock granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

    (4) The Committee may impose such conditions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

  (b) The restrictions imposed under subparagraph (a) above upon Restricted Stock will lapse in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 13 and
Section 16.

  (c) Subject to the provisions of subparagraph (a) above and Section 16, the holder will have all rights of a shareholder with respect to shares of Restricted Stock granted to him or her, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted.

8.TERMS AND CONDITIONS OF APPRECIATION RIGHTS.

  (a) An Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option.

  (b) An Appreciation Right granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 8(d). Such Option will, to the extent and when surrendered, cease to be exercisable.

  (c) Subject to Section 8(i), an Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, will expire no later than the related Option expires, and will not be transferable except to the extent that such related Option may be transferable.

  (d) Upon the exercise of an Appreciation Right granted in connection with an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

    (1) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by

    (2) The number of shares as to which such Appreciation Right will have been exercised.

  (e) An Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the date of grant.

  (f) An Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Appreciation Right, to receive payment of an amount determined by multiplying:

    (1) The difference obtained by subtracting the Fair Market Value of a share of Common Stock on the date of grant of the Appreciation Right from the Fair Market Value of a share of Common Stock on the date of exercise of such Appreciation Right, by

    (2) The number of shares as to which such Appreciation Right will have been exercised.

  (g) At the time of grant of an Appreciation Right, the Committee may determine the maximum amount payable with respect to such Appreciation Right; however, such maximum amount shall in no event be greater than the applicable amount determined in accordance with Section 8(d) or 8(f).

  (h) Payment of the amount determined under Section 8(d) or (f) may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares as the Committee deems advisable. If the Committee decides that payment may be made in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

  (i) An Appreciation Right granted in connection with an Incentive Stock Option may be exercised only when the market price of the Common Stock subject to the Incentive Stock Option exceeds the purchase price of a share of Common Stock related to the Incentive Stock Option.

9.TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

  The Committee may grant Performance Awards, which shall be denominated at the time of grant either as Performance Shares or Performance Units. Payment under a Performance Award may be made in Common Stock, cash or both, and shall be subject to such restrictions and conditions, as the Committee shall determine. At the time of a Performance Award grant, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods as well as a target payment value or a range of payment values for each Performance Unit. In setting the performance goals for a Performance Award, the Committee may consider the Performance Criteria, or such other measures of performance that it deems appropriate. No performance period shall exceed ten years from the date of the grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of Common Stock or cash or both. The Committee may provide that during a performance period a Participant shall be paid a cash amount per Performance Unit in the same amount and at the same time as a dividend on a share of Common Stock.

10.TERMS AND CONDITIONS OF SHARE UNITS.

  Share Units may be granted under the Plan based on past, current and potential performance. Such Units shall be subject to such restrictions and conditions as the Committee shall determine. At the time of a Share Unit grant, the Committee shall determine, in its sole discretion, the vesting period of the Units and the maximum value of the Units. No vesting period shall exceed 10 years from the date of the grant. A Share Unit grant may be made subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, or unusual or nonrecurring items or occurrences. At the end of the vesting period applicable to Share Units granted to a Participant, a cash amount equivalent in value to the Fair Market Value of one share of Common Stock on the last day of the vesting period, subject to any maximum value determined by the Committee at the time of grant, shall be paid with respect to each such Share Unit to the Participant. During the vesting period for Share Units, the Committee may provide that a Participant shall be paid with respect to each Share Unit, cash amounts in the same amount and at the same time as a dividend on a share of Common Stock.

11.SECTION 162(m) AWARDS.

  Without limiting the generality of the foregoing, any of the Restricted Stocks, Performance Awards or Restricted Stock Awards referred to in Sections 7, 9 and 10, respectively, may be granted as awards that satisfy the additional requirements of this Section 11 so as to qualify for exemption as "performance based compensation" within the meaning of Section 162(m). Any such award shall be designated as a Section 162(m) Award at the time of grant.

  (a) Eligible Class. The eligible class of persons for Section 162(m) Awards shall be all Eligible Persons.

  (b) Performance Goals. A Participant's right to receive any payment with respect to an Incentive Award designated as a Section 162(m) Award shall be determined by the degree of achievement of a Performance Goal or Goals. The specific Performance Goals with respect to a Section 162(m) Award must be established by the Committee in advance of the deadlines applicable under
Section 162(m) and while the performance relating to the Performance Goals remains substantially uncertain. Notwithstanding anything elsewhere in the Plan to the contrary (other than Section 13), as and to the extent required by
Section 162(m), the Performance Goal must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the Performance Goal is attained, and must preclude discretion to increase the amount of compensation payable that otherwise would be due upon attainment of the Performance Goal.

  (c) Committee Certification. Before any Section 162(m) Award is paid to a Participant, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goals and any other material terms of the Section 162(m) Award were satisfied; PROVIDED, HOWEVER, that a Section 162(m) Award may be paid without regard to the satisfaction of the applicable Performance Goal (and the requirements of Section 162(m)) in the event of a Change in Control as provided in Section 13.

  (d) Terms and Conditions of Awards; Committee Discretion to Reduce
Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Section 162(m), on the payment of individual Section 162(m) Awards. To the extent set forth in a Section 162(m) Award agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee's discretion), as the Committee may impose.

  (e) Adjustments for Material Changes. At any time before payment of a Section 162(m) Award is made, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur that have a substantial effect on the Performance Goals and that, in the judgment of the Committee, make the application of the Performance Goals unfair unless a revision is made; provided, however, that no such revision shall be made with respect to a Performance Award to the extent that the Committee determines that the revision would cause payment under the Award to fail to be fully deductible by the Company under Section 162(m).

  (f) Interpretation. It is the intent of the Company that the Section 162(m) Awards satisfy, and be interpreted in a manner that satisfy, the applicable requirements of Section 162(m), including the requirements for performance based compensation under Section 162(m)(4)(C), so that the Company's tax deduction for remuneration in respect of such an award for services performed by employees of the Company who are subject to Section 162(m) is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan otherwise would frustrate or conflict with the intent expressed in this Section 11, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to such employees with respect to whom such conflict exists. Nothing herein shall be interpreted so as to preclude any Eligible Person from receiving an award that is not a Section 162(m) Award.

12.LIMITS ON AWARDS.

  The maximum number of shares of Common Stock or stock units underlying (i) Options and Appreciation Rights and/or (ii) Restricted Stock, Performance Units and Share Units, that may be granted to any Eligible Person during any period of five consecutive fiscal years of the Company, beginning with fiscal year 1996, shall not exceed an average number of 500,000 shares per year, either individually or in the aggregate with respect to all such types of awards, with such number of shares subject to adjustment on the same basis as provided in
Section 13. To the extent required by Section 162(m), awards subject to the foregoing limit that are canceled or repriced shall not again be available for grant under this limit. The maximum dollar amount of compensation in respect of Performance Units and Share Units denominated in cash (rather than in Common Stock or stock units) that may be paid to any Eligible Person during any fiscal year of the Company shall not exceed $1,500,000.

13.ADJUSTMENTS; CHANGE IN CONTROL.

  (a)Adjustments

    (1) Subject to Section 13(b), if there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares, units, or other securities subject to the then outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards without change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions; (iv) subject to
  Section 11(e), the Performance Goals of Section 162(m) awards and the performance targets or goals appropriate to any other outstanding Performance Awards, or (v) any other terms that are affected by the event.

    (2) Notwithstanding the provisions of Section 13(a)(1), upon a dissolution or liquidation of the Company, or upon the sale of all or substantially all of the Company's assets, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving or acquiring corporation, or in which the Company becomes a wholly owned subsidiary of another company after the effective date of the reorganization, merger or consolidation, then as of a date to be fixed by the Committee, which shall not be less than thirty (30) days prior to the effective date of such transaction, all Options, Appreciation Rights and Share Units then outstanding under this Plan will be fully vested and exercisable, and all restrictions will lapse on all outstanding shares of Restricted Stock, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption or the substitution for such awards of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares to be subject to such awards and the prices at which such shares are to be issued or such awards are to be paid.

    (3) Adjustments under this Section 13(a) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. To the extent that an event would be covered by the provisions of Section 13(b) as well as by this
  Section 13(a), the Participant may elect to have his or her outstanding Options, Appreciation Rights, Share Units and Restricted Stock treated as determined under either Section 13(a) or 13(b), which election shall be made by written notice given to the Company prior to the effective date of the Change of Control, as defined in Section 13(b). No fractional interest will be issued under the Plan on account of any adjustment made pursuant to this Section 13(a).

  (b)Change of Control

    (1) The Committee may, in the agreement relating to any Incentive Award, provide for the effect of a Change of Control on an Incentive Award. Such provisions may include, but are not limited to, any one or more of the following with respect to any or all Incentive Awards: (i) the specific consequences of a Change in Control on the Incentive Awards; (ii) a reservation of the Committee's right to determine in its discretion at any time that there shall be full acceleration or no acceleration; or (iii) that acceleration of Incentive Awards shall be subject to additional conditions precedent, such as a termination of employment following a Change of Control.

    (2) In the event a Change of Control occurs or in the event that any Person makes a filing under Sections 13(d) or 14(d) of the Exchange Act with respect to the Company, the Committee may, in its sole discretion, without obtaining shareholder approval, take any one or more of the following actions with respect to all Eligible Persons and Participants:
  (i) accelerate the vesting dates of any outstanding Options or Appreciation Rights, accelerate the vesting dates of outstanding Share Units or Restricted Stock or the performance period of outstanding Performance Units, or make outstanding Performance Units fully payable; (ii) determine that all or any portion of conditions associated with any Incentive Award have been met; (iii) pay cash to any or all holders of Incentive Awards in exchange for the cancellation of their outstanding Incentive Awareds; or
  (iv) make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards.

    (3) For purposes of this Section 13(b), the following definitions shall apply:

      (i) A "Change of Control" of the Company shall have occurred when a Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power of the Company's then outstanding securities, or when the Incumbent Directors shall cease to constitute at least a majority of the authorized number of members of the Board.

      (ii) "Incumbent Directors" shall mean the persons who were members of the Board on March 7, 1996, and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

      (iii) "Person" shall have the meaning set forth in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but shall not include any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder, but "Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any Person organized, appointed, established or holding Voting Stock by, for or pursuant to the terms of such a plan.

      (iv) "Voting Stock" shall mean shares of the Company's capital stock having general voting power, with "Voting Power" meaning the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors.

14.GENERAL PROVISIONS.

  (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant who is an Employee any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of such Participant or terminate the consulting or advisory services of any Participant at any time with or without cause.

  (b) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

  (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

  (d) The Company shall have the right to deduct from any settlement, including the delivery or vesting of Incentive Awards, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With respect to any Nonqualified Stock Option, the Committee may, in its discretion, permit the Participant to satisfy, in whole or in part, any tax withholding obligation which may arise in connection with the exercise of the Nonqualified Stock Option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

  (e) No award under this Plan shall be transferable by the Participant or shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, except (i) by will or the laws of descent and distribution (with all references herein to the rights or duties of holders or Participants to be deemed to include such beneficiaries or legal representatives of the holder or participant unless the context otherwise expressly requires); or (ii) subject to the prior approval of the Committee, for transfers to members of the Participant's immediate family, charitable institutions, trusts whose beneficiaries are members of the Participant's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration) being received therefore. Except as provided above, during the lifetime of a Participant, awards hereunder are exercisable only by, and payable only to, the Participant. Notwithstanding anything to the contrary contained herein, until the expiration of the phase-in period under new Rule 16b-3 under the Exchange Act (as generally effective May 1, 1991, and amendments thereto), any derivative security the grant of which is intended to be exempt from Section 16(b) under the Exchange Act shall not be transferable or exercisable other than as permitted by former Rule 16b-3(d)(1)(ii) under the Exchange Act.

  (f) All Incentive Awards shall be evidenced by agreements in such form and containing such terms and conditions, not inconsistent with this Plan, as the Committee shall adopt.

15.AMENDMENT AND TERMINATION OF PLAN.

  (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time, subject to approval of the shareholders of the Company to the extent necessary for the continued applicability of Rule 16b-3 and Section 162(m).

  (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award agreement as it deems advisable.

  (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

16.TERMINATION OF EMPLOYMENT.

  (a) An Appreciation Right or an Option held by a person who was an Employee at the time such Appreciation Right or Option was granted will expire immediately if and when the Participant ceases to be an Employee, except as follows:

    (i) If the employment of an Employee is terminated other than for cause, for which the Company will be the sole judge, or as provided in subparagraphs (ii) and (iii) of this Section, then the Appreciation Rights and Options will expire three months thereafter unless by their terms they expire sooner. If termination of employment occurs due to permanent and total disability, as determined by the Committee, this period will be extended to twelve months. During said period, the Appreciation Rights and Options may be exercised in accordance with their terms, but only to the extent exercisable on the date of termination of employment.

    (ii) If the Employee retires at normal retirement age or retires with the consent of the Company at an earlier date, the Appreciation Rights and Options of the Employee will be exercisable and expire in accordance with their terms.

    (iii) If an Employee dies while employed by the Company, or within the three-month or twelve-month periods referred to in subparagraph (i) above, or following retirement as provided in subparagraph (ii) above, the Appreciation Rights and Options of the Employee will be limited to those exercisable as of the date of death and will expire twelve months after the date of death unless by their terms they expire sooner.

  (b) In the event a holder of Restricted Stock, Performance Units or Share Units (including any such award designated as a Section 162(m) Award) ceases to be an Employee, all such Restricted Stock, Performance Units or Share Units subject to restrictions at the time his or her employment terminates will be returned to the Company unless the Committee determines otherwise except as follows:

    (i) In the event the holder of Restricted Stock or Share Units ceases to be an Employee due to death, all such Restricted Stock or Share Units subject to restrictions at the time his or her employment terminates will no longer be subject to said restrictions.

    (ii) If an Employee retires at normal retirement age or retires with the consent of the Company at an earlier date or becomes permanently and totally disabled as determined by the Committee, all such

  Restricted Stock, Performance Shares and Share Units will continue to vest over the applicable vesting or performance period, provided that during these periods such Employee does not engage in or assist any business that the Company, in its sole discretion, determines to be in competition with businesses engaged in by the Company.

    (iii) In the event a holder of Performance Units ceases to be an Employee prior to the end of a performance period applicable thereto, the Committee in its sole discretion shall determine whether to make any payment to the Participant in respect of such Performance Units and the timing of such payment, if any.

  (c) The Committee may in its sole discretion determine, (i) with respect to an Incentive Award, that any Participant who is on leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Incentive Award during a leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence, or (ii) with respect to any Appreciation Rights and Options of any Employee whose employment terminates other than for cause, for which the Company shall be the sole judge, that the Appreciation Rights and/or Options of such Employee will continue to vest for an additional period, not to exceed the date on which they expire according to their terms, or will accelerate and become fully exercisable on a date specified by the Committee.

17.EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

  This Plan, as amended hereby, will become effective upon adoption by the Board, subject to approval by the holders of a majority of the shares which are represented in person or by proxy and entitled to vote on the subject at the 1996 Annual Meeting of Shareholders of the Company. Unless previously terminated, the Plan will terminate on March 7, 2006 except with respect to Incentive Awards then outstanding.

PROXY

                          THE LIPOSOME COMPANY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  Annual Meeting of Stockholders, May 9, 1996
          The Holiday Inn, 1053 Route #1, Princeton, New Jersey 08540


The undersigned hereby appoints Charles A. Baker and Carol J. Gillespie, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of THE LIPOSOME COMPANY, INC. held in the name of the undersigned at the close of business on March 26, 1996 at the Annual Meeting of Stockholders to be held on May 9, 1996, at 10:00 A.M. and at any adjournment thereof, with all the powers the undersigned would have if personally present. The undersigned hereby revokes any and all proxies heretofor given with respect to such meeting.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                            [ SEE REVERSE SIDE ]

- --------------------------------------------------------------------------------
[X] Please mark your                                                    9234
    vote as in this
    example.

- -------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR the following items:
- -------------------------------------------------------------------------------
                              FOR     WITHHELD
1. Election of directors:     [_]       [_]

                                         NOMINEES: Charles A. Baker
To withhold authority to vote                      James G. Andress
 for any individual nominee,                       Morton Collins, Ph.D.
 write that name on the line                       Stuart F. Feiner
 below.                                            Robert F. Hendrickson
                                                   Bengt Samuelsson, M.D.
                                                   Joseph T. Stewart
                                                   Gerald Weissmann, M.D.
- ----------------------------                       Horst Witzel, Dr.-Ing

                                FOR     AGAINST      ABSTAIN
2. Approval of The Liposome     [_]       [_]          [_]
   Company 1996 Equity
   Incentive Plan.

3. Approval of the amendments   [_]       [_]          [_]
   to the 1991 Directors'
   Stock Option Plan described
   in the Proxy Statement.

4. Ratification of the          [_]       [_]          [_]
   appointment by the Board
   of Directors of Coopers &
   Lybrand as independent
   auditors for the 1996
   fiscal year.

5. In their discretion, upon
   such other matters as may
   properly come before the
   meeting, all in accordance
   with the accompanying Notice
   and Proxy Statement, receipt
   of which is acknowledged.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2,3, AND 4.


SIGNATURE(S)_______________ DATE________ SIGNATURE(S)_______________ DATE______

Please sign your name exactly as it appears hereon. In the case of joint owners, each should sign. If signing in a representative capacity, please give full title.